                                                                 EXHIBIT 10.10
                                     LEASE
                                     -----

Landlord:   Hayward Point Eden I Limited Partnership

Tenant:     AllAdvantage.com

Date:       December 22, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page #
                                                                        ------
1. PREMISES............................................................   1
   1.1   Premises......................................................   1
   1.2   Landlord's Reserved Rights....................................   1
2. TERM  ..............................................................   1
   2.1   Term..........................................................   1
   2.2   Early Possession..............................................   2
   2.3   Delay in Possession...........................................   2
   2.4   Construction..................................................   2
   2.5   Acknowledgement Of Lease Commencement.........................   3
   2.6   Holding Over..................................................   3
   2.7   Termination Right.............................................   3
3. RENTAL..............................................................   4
   3.1   Minimum Rental................................................   4
   3.2   Late Charge...................................................   4
4. TAXES ..............................................................   5
   4.1   Personal Property.............................................   5
   4.2   Real Property.................................................   5
5. OPERATING EXPENSES..................................................   5
   5.1   Payment Of Operating Expenses.................................   5
   5.2   Definition Of Operating Expenses..............................   6
   5.3   Determination of Operating Expenses...........................   6
   5.4.  Final Accounting For Lease Year...............................   7
   5.5.  Proration.....................................................   7
6. UTILITIES...........................................................   7
   6.1.  Payment.......................................................   7
   6.2.  Interruption..................................................   7
7. ALTERATIONS.........................................................   7
   7.1.  Right To Make Alterations.....................................   7
   7.2.  Title To Alterations..........................................   8
   7.3.  Tenant Fixtures...............................................   8
   7.4.  No Liens......................................................   8
8. MAINTENANCE AND REPAIRS.............................................   8
   8.1.  Landlord's Work...............................................   8
   8.2.  Tenant's Obligation For Maintenance...........................   9
     (a)    Good Order, Condition And Repair...........................   9

      (b)  Landlord's Remedy.........................................     9
      (c)  Condition Upon Surrender..................................     9
9.   USE OF PREMISES.................................................     9
    9.1.   Permitted Use.............................................    10
    9.2.   Requirement Of Continued Use..............................    10
    9.3.   No Nuisance...............................................    10
    9.4.   Compliance With Laws......................................    10
    9.5.   Liquidation Sales.........................................    11
    9.6.   Environmental Matters.....................................    11
10. INSURANCE AND INDEMNITY..........................................    11
    10.1.  Liability Insurance.......................................    11
    10.2.  Quality Of Policies And Certificates......................    12
    10.3.  Workers' Compensation.....................................    12
    10.4.  Waiver Of Subrogation.....................................    12
    10.5.  Increase In Premiums......................................    12
    10.6.  Indemnification...........................................    13
    10.7.  Blanket Policy............................................    13
11. SUBLEASE AND ASSIGNMENT..........................................    13
    11.1.  Assignment And Sublease Of Premises.......................    13
    11.2.  Rights Of Landlord........................................    14
12. RIGHT OF ENTRY AND QUIET ENJOYMENT...............................    14
    12.1.  Right Of Entry............................................    14
    12.2.  Quiet Enjoyment...........................................    15
13. CASUALTY AND TAKING..............................................    15
    13.1.  Termination Or Reconstruction.............................    15
    13.2.  Tenant's Rights...........................................    15
    13.3.  Lease To Remain In Effect.................................    15
    13.4.  Reservation Of Compensation...............................    15
    13.5.  Restoration Of Fixtures...................................    16
14. DEFAULT..........................................................    16
    14.1.  Events Of Default.........................................    16
      (a)  Abandonment...............................................    16
      (b)  NonPayment................................................    16
      (c)  Other Obligations.........................................    16
      (d)  General Assignment........................................    16
      (e)  Bankruptcy................................................    17
      (f)  Receivership..............................................    17
      (g)  Attachment................................................    17
      (h)  Insolvency................................................    17
    14.2.  Remedies Upon Tenant's Default............................    17
    14.3.  Remedies Cumulative.......................................    18
15. SUBORDINATION, ATTORNMENT AND SALE...............................    18
    15.1.  Subordination To Mortgage.................................    18
    15.2.  Sale Of Landlord's Interest...............................    19
    15.3.  Estoppel Certificates.....................................    19
    15.4.  Subordination to CC&Rs....................................    20

16.  SECURITY..........................................................   20
     16.1.   Deposit...................................................   20
17.  MISCELLANEOUS.....................................................   20
     17.1.   Notices...................................................   20
     17.2.   Successors And Assigns....................................   21
     17.3.   No Waiver.................................................   21
     17.4.   Severability..............................................   22
     17.5.   Litigation Between Parties................................   22
     17.6.   Surrender.................................................   22
     17.7.   Interpretation............................................   22
     17.8.   Entire Agreement..........................................   22
     17.9.   Governing Law.............................................   22
     17.10.  No Partnership............................................   22
     17.11.  Financial Information.....................................   23
     17.12.  Costs.....................................................   23
     17.13.  Time......................................................   23
     17.14.  Rules And Regulations.....................................   23
     17.15.  Brokers...................................................   24
     17.16.  Memorandum Of Lease.......................................   24
     17.17.  Corporate Authority.......................................   24
     17.18.  Execution and Delivery....................................   24
     17.19.  Exercise of Option........................................   24

                                     LEASE
                                     -----

     THIS LEASE is made and entered into as of the 22nd day of December, 1999, by and between Hayward Point Eden I Limited Partnership, a Delaware limited partnership ("Landlord") and AllAdvantage.com a California corporation
              --------
("Tenant").
  ------

                         THE PARTIES AGREE AS FOLLOWS:

                                 1.  PREMISES
                                     --------

     1.1  Premises.  Landlord leases to Tenant and Tenant hires and leases
          --------
from Landlord, on the terms, covenants and conditions hereinafter set forth, the premises (the "Premises") designated in Exhibit A attached hereto and
               --------                 ---------
incorporated herein by this reference, consisting of approximately 45,000 square feet of space located within Building K (the "Building") in the Britannia Point
                                              --------
Eden Business Park (the "Center") in the City of Hayward, County of Alameda,
                         ------
State of California, commonly known as 4010 Point Eden Way, Hayward, California 94945, and located on the real property (the "Property") described in Exhibit B
                                              --------                ---------
attached hereto and incorporated herein by this reference, together with the nonexclusive right to use any common areas designated from time to time in any Declaration of Covenants, Conditions and Restrictions or similar document affecting the Center.

     1.2  Landlord's Reserved Rights.  Landlord reserves the right from time
          --------------------------
to time to (i) install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls or leading through the Premises in locations which will not materially interfere with Tenant's use thereof, (ii) relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are so located or located elsewhere outside the Premises, (iii) make alterations or additions to the Building, (iv) construct, alter or add to other buildings or improvements on the Property, (v) build adjoining to the Property, and (vi) lease any part of the Property for the construction of improvements or buildings. Landlord may modify or enlarge the common area, alter or relocate accesses to the Premises, or alter or relocate any common facility. For any work within the Building performed pursuant to this Section 1.2, Landlord shall provide prior written notice of such work to Tenant before performing such work, except in the event of an emergency. Landlord shall not exercise rights reserved to it pursuant to this Section 1.2 in such a manner as to materially impair Tenant's ability to conduct its activities in the normal manner; provided, however, that the foregoing shall not limit or restrict Landlord's
--------
right to undertake reasonable construction activity and Tenant's use of the Premises shall be subject to reasonable temporary disruption incidental to such activity diligently prosecuted.

                                   2.  TERM
                                       ----

     2.1  Term.  The term of this Lease shall commence on the earlier to occur
          ----
of (i) the date which is five (5) days after the date Landlord notifies Tenant that Landlord's work pursuant to Section 2.4 is substantially complete, or (ii) the date Tenant takes occupancy of the Premises, the earlier of such dates being herein called the "Commencement Date," and shall end on the day immediately
                   -----------------
preceding the date thirty-six (36) months thereafter, unless sooner terminated or extended (if applicable) as hereinafter provided. Landlord presently estimates that the Commencement Date will be January 1, 2000.

     2.2  Early Possession.  If Landlord permits Tenant to occupy, use or take
          ----------------
possession of the Premises prior to the Commencement Date determined under
Section 2.1, such occupancy, use or possession shall be subject to and upon all of the terms and conditions of this Lease, including the obligation to pay rent and other charges, unless Landlord and Tenant agrees otherwise; provided,
                                                                --------
however, that such early possession shall not advance or otherwise affect the Commencement Date or termination date determined under Section 2.1; and provided
                                                                        --------
further, that Tenant shall not interfere with or delay Landlord's contractors by
-------
such early possession and shall indemnify, defend and hold harmless Landlord and its agents and employees from and against any and all claims, demands, liabilities, actions, losses, costs and expenses, including (but not limited to) reasonable attorneys' fees, arising out of or in connection with Tenant's early entry upon the Premises hereunder.

     2.3  Delay in Possession.  Landlord agrees to use its best efforts to
          -------------------
complete promptly the work described in Section 2.4; provided, however, Landlord
                                                     --------
shall not be liable for any damages caused by any delay in the completion of such work, nor shall any such delay affect the validity of this Lease or the obligations of Tenant hereunder.

     2.4  Construction.  (a) The obligation of Landlord to perform work to
          ------------
improve the Premises for occupancy by Tenant is limited to the following, all of which work shall be performed promptly, diligently and prior to the Commencement Date (subject to delays for causes beyond Landlord's reasonable control), in a neat and workmanlike manner, in compliance with all applicable governmental codes, laws and regulations in force at the time such work is completed, and at no expense to Tenant: (i) Landlord shall install carpeting in the manufacturing area of the Premises, the area of which is approximately 10,736 square feet and
(ii) Landlord shall remove the chain link fencing in the manufacturing area of the Premises. Except as specifically set forth in this Section 2.4(a), Landlord shall have no responsibilities or obligations with respect to preparation of the Premises for Tenant's occupancy and Tenant shall take possession of the Premises in their presently existing condition "AS IS," in all respects. Acceptance by Tenant of possession of the Premises after performance of such work by Landlord shall constitute acceptance by Tenant of such work in its then completed condition and Landlord shall have no further responsibility of any kind or character for improvement of the Premises or in connection with such work; provided, however, that within fifteen (15) days after the Commencement Date,
--------
Tenant may furnish to Landlord a "punch list" identifying any items or matters in the Premises which are not in the condition required hereunder and Landlord shall promptly and diligently correct all such matters at its sole cost and expense. Upon request by Tenant, Landlord shall conduct a "walk-through" of the Premises with Tenant prior to the Commencement Date in order to identify work required to be performed in accordance with this Section 2.4.

          (b) Tenant may make alterations to the Premises to prepare the Premises for Tenant's occupancy, provided that such alterations are made in accordance with Article 7 of this Lease and provided that Landlord has approved the contractors performing the work. Landlord will pay the cost of Fifty Thousand Dollars ($50,000) of such alterations. Landlord will make the payment for such alterations (up to $50,000) directly to the contractors performing such alterations promptly after Landlord receives invoices from such contractors for work completed.

     2.5  Acknowledgement Of Lease Commencement. Upon commencement of the term
          -------------------------------------
of this Lease, Landlord and Tenant shall execute a written acknowledgement of the Commencement Date, date of termination, square footage of the Premises and related matters, substantially in the form attached hereto as Exhibit C
                                                              ---------
(with appropriate insertions), which acknowledgement shall be deemed to be incorporated herein by this reference. Notwithstanding the foregoing requirement, the failure of one or both parties to execute such a written acknowledgement shall not affect the determination of the Commencement Date, date of termination, square footage of the Premises and related matters in accordance with the provisions of this Lease.

     2.6  Holding Over.  If Tenant holds possession of the Premises after the
          ------------
term of this Lease with Landlord's written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at one hundred twenty-five percent (125%) of the rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days prior written notice. If Tenant holds possession of the Premises after the term of this Lease without Landlord's written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at one hundred fifty percent (150%) of the rental (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant. Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys' fees) resulting from any delay by Tenant in surrendering the Premises (except with Landlord's prior written consent), including but not limited to any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

     2.7  Termination Right.  Tenant may terminate the term of this Lease as
          -----------------
of any date after the eighteen (18) month anniversary of the Commencement Date, provided that: (a) Tenant gives Landlord written notice of Tenant's election to terminate (which notice must specify the termination date) on or before March 30, 2001 and (b) Tenant pays Landlord the unamortized portion of the sum of (x)
         ---
Fifty Thousand Dollars ($50,000) plus (y) Landlord's costs to improve the Premises for Tenant under Section 2.4(a). The amortization referred to in clause (b) of the preceding sentence will be calculated over a thirty-six (36) month period with an eleven percent (11%) interest component. Tenant shall receive a credit against Tenant's payment to Landlord pursuant to clause (b) of the preceding sentence if Tenant has reimbursed Landlord for the cost of replacement for the HVAC equipment or related mechanical systems pursuant to the last sentence of Section 8.2(a); the amount of such credit shall equal the amount paid to Landlord for such replacement multiplied by a fraction, the numerator of which is the number of months between the date the termination becomes effective and the thirty-six (36) month anniversary of the Commencement Date and the denominator of which is the number of months between the date of such replacement and the thirty-six (36) month anniversary of the Commencement Date.

                                  3.  RENTAL
                                      ------
     3.1  Minimum Rental.
          --------------

          (a) Tenant shall pay to Landlord as minimum rental for the Premises, in advance, without deduction, offset, notice or demand, on or before the Commencement Date and on or before the first day of each subsequent calendar month of the term of this Lease, the following amounts per month:

          Months                             Minimum Rental
          ------                             --------------
           1 - 12                             $57,887.08
          13 - 24                              60,137.08
          25 - 36                              62,447.08

If the obligation to pay minimum rental hereunder commences on other than the first day of a calendar month or if the term of this Lease terminates on other than the last day of a calendar month, the minimum rental for such first or last month of the term of this Lease, as the case may be, shall be prorated based on the number of days the term of this Lease is in effect during such month. If an increase in minimum rental becomes effective on a day other than the first day of a calendar month, the minimum rental for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect.

          (b) The minimum rental amounts specified in this Section 3.1 are based upon an estimated area of 45,000 square feet for the Premises. If the actual area of the Premises, when completed, is greater or less than such estimated area, then the minimum rentals specified in this Section 3.1 shall be adjusted proportionately to the change in the area of the Premises, as determined in good faith by Landlord's architect on a basis consistent with that used in measuring other leased premises within the Center.

     3.2  Late Charge. If Tenant fails to pay when due rental or other amounts
          -----------
due Landlord hereunder, such unpaid amounts shall bear interest for the benefit of Landlord at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted by law, from the date due to the date of payment. In addition to such interest, Tenant shall pay to Landlord a late charge in an amount equal to ten percent (10%) of any installment of minimum rental and any other amounts due Landlord if not paid in full on or before the fifth (5th) day after such rental or other amount is due. Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan relating to the Property. Tenant further acknowledges that it is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section
3.2 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant's default with respect to overdue rental or other amounts, nor shall such acceptance prevent Landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of rent or other payments.

                                   4.  TAXES
                                       -----

     4.1  Personal Property.  Tenant shall be responsible for and shall pay
          -----------------
prior to delinquency all taxes and assessments levied against or by reason of all alterations and additions and all other items installed or paid for by Tenant under this Lease, and the personal property, trade fixtures and other property placed by Tenant in or about the Premises. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of payment thereof. If at any time during the term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as part of the Property, then such tax or assessment shall be paid by Tenant to Landlord immediately upon presentation by Landlord of copies of the tax bills in which such taxes and assessments are included and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this Section 4.1.

     4.2  Real Property. To the extent the real property taxes and assessments
          -------------
on the Premises are assessed separately from the remainder of the Property, Tenant shall be responsible for and shall pay prior to delinquency all such taxes and assessments levied against the Premises. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of payment thereof. To the extent the Premises are taxed or assessed as part of the Property, such real property taxes and assessments shall constitute Operating Expenses (as that term is defined in Section 5.2 of this Lease) and shall be paid in accordance with the provisions of Article 5 of this Lease.

                            5.  OPERATING EXPENSES
                                ------------------

     5.1  Payment Of Operating Expenses.
          -----------------------------

          (a) Tenant shall pay to Landlord, at the time and in the manner hereinafter set forth, as additional rental, an amount equal to sixty percent (60%) ("Tenant's Operating Cost Share") of the Operating Expenses defined in
        -----------------------------
Section 5.2.

          (b) Tenant's Operating Cost Share as specified in paragraph (a) of this Section is based upon an estimated area of 45,000 square feet for the Premises and upon an aggregate area of 75,000 square feet for the buildings owned by Landlord on the Property. If the actual area of the Premises (when completed) or of the buildings owned by Landlord on the Property, as determined in good faith by Landlord's architect on a basis consistent with that used in measuring other leased premises within the Center, differs from the assumed numbers set forth above, then Tenant's Operating Cost Share shall be adjusted to reflect the actual areas so determined.

          (c) If Landlord constructs additional buildings on the Property (or on any adjacent property owned by Landlord and operated, for common area purposes, on an integrated basis with the Property) from time to time, Tenant's Operating Cost Share shall be adjusted to be equal to the percentage determined by dividing the gross square footage of the Premises as they then exist by the gross square footage of all buildings located on portions of the Property owned by Landlord (or on any applicable adjacent property owned by Landlord as described above). In determining said percentage, a building shall be taken into account from and after the date on which a tenant first enters into possession of the building or a portion thereof, and the good faith determination of the gross square footage of any such building by Landlord's architects shall be final and binding upon the parties.

     5.2  Definition Of Operating Expenses.  Subject to the exclusions and
          --------------------------------
provisions hereinafter contained, the term "Operating Expenses" shall mean the
                                            ------------------
total costs and expenses incurred by or allocable to Landlord for management, operation and maintenance of the Building and the Property, including, without limitation, costs and expenses of (i) insurance, property management, landscaping and operations, repairs and maintenance of buildings and common areas; (ii) all utilities and services; (iii) real and personal property taxes and assessments or substitutes therefor, including (but not limited to) any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on rents or services, and assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi-governmental entity, and any other new taxes on landlords in addition to taxes now in effect; (iv) supplies, equipment, utilities and tools used in management, operation and maintenance of the Property; (v) capital improvements to the Property or the Building amortized over a reasonable period, (aa) which reduce or will cause future reduction of other items of Operating Expenses for which Tenant is otherwise required to contribute or (bb) which are required by law, ordinance, regulation or order of any governmental authority or (cc) of which Tenant has use or which benefit Tenant; and (vi) any other costs (including, but not limited to, any parking or utilities fees or surcharges) allocable to or paid by Landlord, as owner of the Property or Building, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of any declarations of covenants, conditions and restrictions now or hereafter affecting the Property (or any applicable adjacent property owned by Landlord as described above). Operating Expenses shall not include any costs attributable to increasing the size of or otherwise expanding the Building or the cost of the work for which Landlord is required to pay under Section 2.4. The distinction between items of ordinary operating maintenance and repair and items of a capital nature shall be made in accordance with generally accepted accounting principles applied on a consistent basis.

     5.3  Determination of Operating Expenses.  On or before the Commencement
          -----------------------------------
Date and during the last month of each calendar year of the term of this Lease ("Lease Year"), or as soon thereafter as practical, Landlord shall provide
  ----------
Tenant notice of Landlord's estimate of the Operating Expenses for the ensuing Lease Year or applicable portion thereof. On or before the first day of each month during the ensuing Lease Year or applicable portion thereof, beginning on the Commencement Date, Tenant shall pay to Landlord Tenant's Operating Cost Share of the portion of such estimated Operating Expenses allocable (on a prorata basis) to such month; provided, however, that if such notice is not
                              --------
given in the last month of a Lease Year, Tenant shall continue to pay on the basis of the prior year's estimate, if any, until the month after such notice is given. If at any time or times it appears to Landlord that the actual Operating Expenses will vary from Landlord's estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

     5.4. Final Accounting For Lease Year.  Within ninety (90) days after the
          -------------------------------
close of each Lease Year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of Tenant's Operating Cost Share of the Operating Expenses for such Lease Year prepared by Landlord from Landlord's books and records, which statement shall be final and binding on Landlord and Tenant. If on the basis of such statement Tenant owes an amount that is more or less than the estimated payments for such calendar year previously made by Tenant, Tenant or Landlord, as the case may be, shall pay the deficiency to the other party within thirty (30) days after delivery of the statement. Failure or inability of Landlord to deliver the annual statement within such ninety (90) day period shall not impair or constitute a waiver of Tenant's obligation to pay Operating Expenses, or cause Landlord to incur any liability for damages.

     5.5. Proration.  If the Commencement Date falls on a day other than the
          ---------
first day of a Lease Year or if this Lease terminates on a day other than the last day of a Lease Year, the amount of Tenant's Operating Cost Share payable by Tenant applicable to such first and last partial Lease Year shall be prorated on the basis which the number of days during such Lease Year in which this Lease is in effect bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 5.4 to be performed after such termination.

                                 6.  UTILITIES
                                     ---------

     6.1. Payment. Commencing with the Commencement Date and thereafter
          -------
throughout the term of this Lease, Tenant shall pay, before delinquency, all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or upon the Premises, including any taxes on such services and utilities. It is the intention of the parties that all such services shall be separately metered to the Premises. In the event that any of such services supplied to the Premises are not separately metered, then the amount thereof shall be an item of Operating Expenses and shall be paid as provided in Article 5.

     6.2. Interruption.  There shall be no abatement of rent or other charges
          ------------
required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption or failure of any service or utility furnished to or used in the Premises because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause.

                                7.  ALTERATIONS
                                    -----------

     7.1. Right To Make Alterations. Tenant shall make no alterations, additions
          -------------------------
or improvements to the Premises, other than interior non-structural alterations costing less than Ten Thousand Dollars ($10,000.00) in each instance, without the prior written consent of Landlord. All such alterations, additions and improvements shall be completed with due diligence in a first-class workmanlike manner and in material compliance with plans and specifications approved in writing by Landlord and all applicable laws, ordinances, rules and regulations.

     7.2. Title To Alterations. All alterations, additions and improvements
          --------------------
installed in, on or about the Premises shall be part of the Building and the property of Landlord, unless Landlord elects to require Tenant to remove the same upon the termination of this Lease; provided, however, that the foregoing shall not apply to Tenant's movable
--------
furniture and trade fixtures.

     7.3. Tenant Fixtures. Notwithstanding the provisions of Sections 7.1 and
          ---------------
7.2, Tenant may install, remove and reinstall trade fixtures without Landlord's prior written consent, except that any fixtures which are affixed to the Premises or which affect the exterior or structural portions of the Building shall require Landlord's written approval. The foregoing shall apply to Tenant's signs, logos and insignia, all of which Tenant shall have the right to place and remove and replace solely with Landlord's prior written consent as to location, size and composition. Tenant shall immediately repair any damage caused by installation and removal of fixtures under this Section 7.3.

     7.4. No Liens. Tenant shall at all times keep the Premises free from all
          --------
liens and claims of any contractors, subcontractors &, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Premises. Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage, cost and other expenses, including, without limitation, reasonable attorneys' fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant.

                          8.  MAINTENANCE AND REPAIRS
                              -----------------------

     8.1. Landlord's Work.  Landlord shall repair and maintain or cause to
          ----------------
be repaired and maintained those portions of the Building outside of the Premises, the common areas of the Property, and the roof, exterior walls and other structural portions of the Building. The cost of all work performed by Landlord under this Section 8.1 shall be an Operating Expense hereunder, except to the extent such work (i) is required due to the negligence of Landlord or any other tenant of the Building, (ii) is a service to a specific tenant or tenants, other than Tenant, for which Landlord has received or has the right to receive full reimbursement, (iii) is a capital expense not includible as an Operating Expense under Section 5.2 hereof, or (iv) is required due to the negligence or willful misconduct of Tenant or its agents, employees or invitees (in which event Tenant shall bear the full cost of such work pursuant to the indemnification provided in Section 10.6 hereof). Tenant knowingly and voluntarily waives the right to make repairs at Landlord's expense, or to offset the cost thereof against rent, under any law, statute, regulation or ordinance now or hereafter in effect.

     8.2. Tenant's Obligation For Maintenance.
          ------------------------------------

          (a)  Good Order, Condition And Repair.  By accepting possession of
               --------------------------------
the Premises, Tenant acknowledges that the Premises are in good and sanitary order, condition and repair. Except as provided in Section 8.1 hereof, Tenant at its sole cost and expense shall keep and maintain in good and sanitary order, condition and repair the Premises and every part thereof, wherever located, including but not limited to the signs, interior, the face of the ceiling over Tenant's floor space, HVAC equipment and related mechanical systems serving the

Premises (for which equipment and systems Tenant shall enter into a service contract with a person or entity designated or approved by Landlord), all doors, door checks, windows, plate glass, door fronts, exposed plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces and all other interior repairs, foreseen and unforeseen, as required. If (i) Tenant would otherwise be required to replace HVAC equipment or related mechanical systems serving the Premises because such equipment or systems are not functioning and (ii) the cost of such replacement would be
                            ---
considered a capital cost under generally accepted accounting principles, then Landlord shall replace such HVAC equipment or related mechanical systems and Tenant shall reimburse Landlord for a fraction of the cost of such replacement; the numerator of such fraction shall equal the number of months remaining during the term of this Lease and the denominator of such fraction shall equal the useful life of the equipment or systems (as determined in accordance with generally accepted accounting principles).

          (b)  Landlord's Remedy. If Tenant, after written notice from Landlord,
               ------------------
fails to make or perform promptly any repairs or maintenance which are the obligation of Tenant hereunder, Landlord shall have the right, but shall not be required, to enter the Premises and make the repairs or perform the maintenance necessary to restore the Premises to good and sanitary order, condition and repair. Immediately on demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord.

          (c)  Condition Upon Surrender. At the expiration or sooner termination
               ------------------------
of this Lease, Tenant shall surrender the Premises, including any additions, alterations and improvements thereto, broom clean, in good and sanitary order, condition and repair, ordinary wear and tear excepted, first, however, removing all goods and effects of Tenant and any and all fixtures and items required to be removed or specified to be removed at Landlord's election pursuant to this Lease, and repairing any damage caused by such removal. Tenant shall not have the right to remove fixtures or equipment if Tenant is in default hereunder unless Landlord specifically waives this provision in writing. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Premises by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord's election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant's cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.

                              9.  USE OF PREMISES
                                  ---------------

     9.1. Permitted Use. Tenant shall use the Premises solely for general office
          -------------
and administrative purposes, and for no other purpose.

     9.2. Requirement Of Continued Use. Tenant shall not at any time leave the
          ----------------------------
Premises unoccupied or vacant, and shall continuously during the term of this Lease (except during any period when the Premises are unusable by reason of events described in Article 13 hereof) conduct and carry on in the Premises the use permitted hereunder.

     9.3.  No Nuisance.  Tenant shall not use the Premises for or carry on or
           -----------
permit upon the Premises or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, or any nuisance or anything against public policy, nor interfere with the rights or business of any other tenants or of Landlord in the Building or the Property, nor commit or allow to be committed any waste in, on or about the Premises, nor make any other unreasonable use of the Premises. Tenant shall not do or permit anything to be done in or about the Premises, nor bring nor keep anything therein, which will in any way cause the Premises to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.

     9.4.  Compliance With Laws. Tenant shall not knowingly use the Premises or
           --------------------
permit the Premises to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall keep the Premises equipped with all safety appliances required by law, ordinance or insurance on the Premises, or any order or regulation of any public authority because of Tenant's particular use of the Premises. Tenant shall procure all licenses and permits required for use of the Premises. Tenant shall use the Premises in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the use of the Premises by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such nonstructural alterations and additions thereto as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Premises (collectively, "Requirements") because of Tenant's construction of
                         ------------
improvements in or other particular use of the Premises. Any structural alterations or additions required from time to time by applicable Requirements because of Tenant's construction of improvements in or other particular use of the Premises shall, at Landlord's election, either (i) be made by Tenant, at Tenant's sole cost and expense, in accordance with the procedures and standards set forth in Section 7.1 for alterations by Tenant, or (ii) be made by Landlord at Tenant's sole cost and expense, in which event Tenant shall pay to Landlord as additional rent, within ten (10) days after demand by Landlord, an amount equal to all costs incurred by Landlord in connection with such alterations or additions. The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant.

     9.5.  Liquidation Sales. Tenant shall not conduct or permit to be conducted
           -----------------
any auction, bankruptcy sale, liquidation sale, or going out of business sale, in, upon or about the Premises or the Property, whether said auction or sale be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

     9.6.  Environmental Matters.  Without limiting the generality of Tenant's
           ---------------------
obligations set forth in Section 9.4 of this Lease:

          (a) Tenant shall not cause or permit any hazardous or toxic substance or hazardous waste (as defined in any federal, state or local law, ordinance or regulation applicable to such substances or wastes) to be brought upon, kept, stored or used on or about the Property without the prior written consent of Landlord.

           (b) Tenant shall comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment release and/or disposal of hazardous or toxic substances or wastes in the course of or in connection with the conduct of Tenant's business on the Property, and shall provide Landlord with copies of any and all permits, licenses, registrations and other similar documents that authorize Tenant to conduct any such activities in connection with Tenant's use of the Property.

           (c) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) any failure by Tenant to comply with any provisions of subparagraph (a) or (b) above, or (ii) any receipt, use, handling, generation, transportation, storage, treatment, release and/or disposal of any hazardous or toxic substances or wastes on or about the Property in connection with Tenant's use or occupancy of the Property or as a result of any intentional or negligent acts or omissions of Tenant or of any agent or employee of Tenant.

           (d) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) the presence on the Property of any hazardous or toxic substances or wastes present on the Property as of the Commencement Date (except to the extent their presence is the result of any intentional or negligent acts or omissions of Tenant or of any agent or employee of Tenant), and/or (ii) any unauthorized release into the environment of hazardous or toxic substances or wastes to the extent they result from the negligence of or willful misconduct or omission by Landlord or its agents or employees.

           (e) The provisions of this Section 9.6 shall survive the termination of this Lease.

                         10.  INSURANCE AND INDEMNITY
                              -----------------------

     10.1. Liability Insurance.  Tenant shall procure and maintain in full
           -------------------
force and effect at all times during the term of this Lease, at Tenant's cost and expense, comprehensive public liability and property damage insurance to protect against any liability to the public, or to any invitee of Tenant or Landlord, arising out of or related to the use of or resulting from any accident occurring in, upon or about the Premises, with limits of liability of not less than (i) One Million Dollars ($1,000,000.00) for injury to or death of one person, (ii) Three Million Dollars ($3,000,000.00) for personal injury or death, per occurrence, and (iii) Five Hundred Thousand Dollars ($500,000.00) for property damage, or a combined single limit of public liability and property damage insurance of not less than Five Million Dollars ($5,000,000.00). Such insurance shall name Landlord and its general partners and Managing Agent as additional insureds thereunder. The amount of such insurance shall not be construed to limit any liability or obligation of Tenant under this Lease.

     10.2.  Quality Of Policies And Certificates.  All policies of insurance
            ------------------------------------
required hereunder shall be issued by responsible insurers and shall be written as primary policies not contributing with and not in excess of any coverage that Landlord may carry. Tenant shall deliver to Landlord copies of policies or certificates of insurance showing that said policies are in effect. The coverage provided by such policies shall include the clause or endorsement referred to in Section 10.4. If Tenant fails to acquire, maintain or renew any insurance required to be maintained by it under this Article 10 or to pay the premium therefor, then Landlord, at its option and in addition to its other remedies, but without obligation so to do, may procure such insurance, and any sums expended by it to procure any such insurance shall be repaid upon demand, with interest as provided in Section 3.2 hereof. Tenant shall obtain written undertakings from each insurer under policies required to be maintained by it to notify all insureds thereunder at least thirty (30) days prior to cancellation, amendment or revision of coverage.

     10.3.  Workers' Compensation.  Tenant shall maintain in full force and
            ---------------------
effect during the term of this Lease workers' compensation insurance covering all of Tenant's employees working on the Premises.

     10.4.  Waiver Of Subrogation. To the extent permitted by law and without
            ---------------------
affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other
(i) damages for injury to or death of persons, (ii) damage to property, (iii) damage to the Premises or any part thereof, or (iv) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under subparts (i)-(iv) hereof are covered, and only to the extent of such coverage, by casualty insurance actually carried or required to be carried hereunder by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any casualty insurance carrier. Each party shall procure a clause or endorsement on any casualty insurance policy required under this Article 10 denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Tenant under this Article 10 shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

     10.5.  Increase In Premiums. Tenant shall do all acts and pay all expenses
            --------------------
necessary to insure that the Premises are not used for purposes prohibited by any applicable fire insurance, and that Tenant's use of the Premises complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Premises to be used in a manner which increases the existing rate of any insurance on the Premises carried by Landlord, Tenant shall pay the amount of the increase in premium caused thereby, and Landlord's costs of obtaining other replacement insurance policies, including any increase in premium, within ten (10) days after demand therefor by Landlord.

     10.6.  Indemnification.
            ---------------

            (a) Tenant shall indemnify, defend and hold Landlord, its partners, shareholders, officers, directors, affiliates, agents, employees and contractors, harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys' fees), damages or expenses of any kind arising therefrom which may be brought or made against Landlord or which Landlord may pay or incur by reason of the use, occupancy and enjoyment of the Premises by Tenant or any invitees, sublessees, licensees, assignees, employees, agents or contractors of Tenant or holding under Tenant from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Landlord, its partners, shareholders, officers, directors, affiliates, agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such persons for, damages to goods, wares and merchandise in or upon the Premises, or for injuries to Tenant, its agents or third persons in or upon the Premises, from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Tenant shall give prompt notice to Landlord of any casualty or accident in, on or about the Premises.

           (b) Landlord shall indemnify, defend and hold Tenant, its partners, shareholders, officers, directors, affiliates, agents, employees and contractors, harmless from any and all liability for injury to or death of any person or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys' fees), damages or expenses of any kind arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities, claims or other matters arise by reason of any negligence or willful misconduct or omission by Landlord, its agents or employees.

     10.7. Blanket Policy.  Any policy required to be maintained hereunder may
           --------------
be maintained under a so-called "blanket policy" insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished.

                         11.   SUBLEASE AND ASSIGNMENT
                               -----------------------

     11.1. Assignment And Sublease Of Premises.  Tenant shall not have the right
           -----------------------------------
or power to assign its interest in this Lease, or make any sublease, nor shall any interest of Tenant under this Lease be assignable involuntarily or by operation of law, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any purported sublease or assignment of Tenant's interest in this Lease requiring but not having received Landlord's consent thereto shall be void. Any dissolution, consolidation, merger or other reorganization of Tenant, or any sale or transfer of the stock of or other interest in Tenant, or any series of one or more of such events, involving in the aggregate a change of fifty percent (50%) or more in the beneficial ownership of Tenant or its assets shall be deemed to be an assignment hereunder and shall be void without the prior written consent of Landlord as required above. Notwithstanding anything to the contrary in this paragraph, a transfer of Tenant's assets to a newly formed Delaware corporation for the sole purpose of enabling that successor entity to Tenant to make an initial public offering of shares will not require Landlord's consent.

     11.2. Rights Of Landlord.  Consent by Landlord to one or more assignments
           ------------------
of this Lease, or to one or more sublettings of the Premises, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord's rights under this Article 11, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant's interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord's consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor. In addition, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted under this Lease, and Landlord, as Tenant's assignee and as attorney-in-fact for Tenant, or any receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent; any amounts of such rent collected by Landlord may not exceed the total rents due from Tenant during the term of this Lease.

                    12.  RIGHT OF ENTRY AND QUIET ENJOYMENT
                         ----------------------------------

     12.1.  Right Of Entry.  Landlord and its authorized representatives shall
            --------------
have the right to enter the Premises at any time during the term of this Lease during normal business hours and upon not less than twenty-four (24) hours prior notice, except in the case of emergency (in which event no notice shall be required and entry may be made at any time), for the purpose of inspecting and determining the condition of the Premises or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may deem necessary, to show the Premises to prospective purchasers, to show the Premises to prospective tenants, and to post notices of nonresponsibility. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Premises, the Building or the Property, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided, however, Landlord
                                                  --------
shall use reasonable efforts to minimize the inconvenience to Tenant's normal business operations caused thereby.

     12.2.  Quiet Enjoyment.  Landlord covenants that Tenant, upon paying the
            ---------------
rent and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Premises throughout the term of this Lease, or until this Lease is terminated as provided by this Lease.

                           13.   CASUALTY AND TAKING
                                 -------------------

     13.1.  Termination Or Reconstruction. If during the term of this Lease the
            -----------------------------
Premises or Building, or any substantial part of either, (i) is damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, (ii) is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in avoidance of an exercise of the power of eminent domain), or (iii) receives irreparable damage by reason of anything lawfully done under color of public or other authority, this Lease shall terminate as to the entire Premises at Landlord's election by written notice given to Tenant within sixty (60) days after the damage or taking has occurred. If Landlord does not elect to terminate this Lease as hereinabove provided,

Landlord shall repair any such damage and restore the Premises (to the extent of Landlord's work therein under Section 2.4) and the Building as nearly as reasonably possible to the condition existing before the damage or taking.

     13.2.  Tenant's Rights.  If any portion of the Premises is so taken by
            ---------------
condemnation, Tenant may elect to terminate this Lease if the portion of the Premises taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant's use of the balance of the Premises. Tenant must exercise its right to terminate by giving notice to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of its election to terminate, except that this Lease shall terminate on the date of taking if the date of taking falls on any date before the date of termination designated by Tenant.

     13.3.  Lease To Remain In Effect. If neither Landlord nor Tenant terminates
            -------------------------
this Lease as hereinabove provided, this Lease shall continue in full force and effect, except that minimum monthly rental and Tenant's Operating Cost Share shall abate to the extent Tenant's use of the Premises is impaired for any period that any portion of the Premises is unusable or inaccessible because of a casualty or taking hereinabove described. Each party waives the provisions of Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Premises.

     13.4.  Reservation Of Compensation.  Landlord reserves, and Tenant waives
            ---------------------------
and assigns to Landlord, all rights to any award or compensation for damage to the Premises, Building, Property and the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that Tenant shall be entitled to any and all compensation or damages paid for or on account of Tenant's moving expenses, trade fixtures, equipment and any leasehold improvements in the Premises, the cost of which was borne by Tenant, but only to the extent of the then remaining unamortized value of such improvements computed on a straight-line basis over the term of this Lease. Tenant covenants to deliver such further assignments of the foregoing as Landlord may from time to time request.

     13.5.  Restoration Of Fixtures. If Landlord repairs or causes repair of the
            -----------------------
Premises after such damage or taking, Tenant at its sole expense shall repair and replace promptly all fixtures, equipment and other property of Tenant located at, in or upon the Premises and all additions, alterations and improvements and all other items installed or paid for by Tenant under this Lease that were damaged or taken, so as to restore the same to a condition substantially equal to that which existed immediately prior to the damage or taking. Tenant shall have the right to make modifications to the Premises, fixtures and improvements, subject to the prior written approval of Landlord. In its review of Tenant's plans and specifications, Landlord may take into consideration the effect of the proposed modifications on the exterior appearance, the structural integrity and the mechanical and other operating systems of the Building.

                                 14.  DEFAULT
                                      -------

     14.1. Events Of Default.  The occurrence of any of the following shall
           -----------------
constitute an event of default on the part of Tenant:

           (a) Abandonment.  Abandonment of the Premises. Tenant waives any
               -----------
right Tenant may have to notice under Section 1951.3 of the California Civil Code, the terms of this subsection (a) being deemed such notice to Tenant as required by said Section 1951.3;

           (b) NonPayment.  Failure to pay, when due, any amount payable to
               ----------
Landlord hereunder, such failure continuing for a period of five (5) days after written notice of such failure; provided, however, that any such notice shall be
                                --------
in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time;
                             -- ---

           (c) Other Obligations.  Failure to perform any obligation, agreement
               -----------------
or covenant under this Lease other than those matters specified in subsection
(b) hereof, such failure continuing for fifteen (15) days after written notice of such failure, or, if it is not possible to cure such default within fifteen
(15) days, failure to commence cure within said fifteen (15) day period and thereafter to proceed diligently to complete cure; provided, however, that any
                                                   --------
such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from
                                                      -- ---
time to time;

           (d) General Assignment. A general assignment by Tenant for the
               ------------------
benefit of creditors;

           (e) Bankruptcy.  The filing of any voluntary petition in bankruptcy
               ----------
by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Premises continue to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant's use of the Premises and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

           (f) Receivership.  The employment of a receiver appointed by court
               ------------
order to take possession of substantially all of Tenant's assets or the Premises, if such receivership remains undissolved for a period of thirty (30) days;

           (g) Attachment.  The attachment, execution or other judicial seizure
               ----------
of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof, or

           (h) Insolvency.  The admission by Tenant in writing of its inability
               ----------
to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

     14.2. Remedies Upon Tenant's Default.
           ------------------------------

          (a) Upon the occurrence of any event of default described in Section
14.1 hereof (meaning that the applicable cure period, if any, has lapsed), Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the immediate right to re-enter the Premises or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant), using such force as may be necessary to do so (as to which Tenant hereby waives any claim for loss or damage that may thereby occur). In addition to or in lieu of such re-entry, and without prejudice to any other rights or remedies it may have, Landlord shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant's default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.

          (b) Even if Tenant has breached this Lease or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under subsection (a) hereof and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interests under this Lease shall not constitute a termination of Tenant's right to possession.

          (c) If Landlord terminates this Lease pursuant to this Section 14.2, Landlord shall have all of the rights and remedies of a landlord provided by
Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include Landlord's right to recover from Tenant (i) the worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises, reasonable attorneys' fees, and other reasonable costs. The "worth at the time of award" of the amounts referred to in clauses
(i) and (ii) above shall be computed by allowing interest at ten percent (10%) per annum from the date such amounts accrued to Landlord. The "worth at the time of award" of the amounts referred to in clause (iii) above shall be computed by discounting such amount at one percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

     14.3.  Remedies Cumulative.  All rights, privileges and elections or
            -------------------
remedies of Landlord contained in this Article 14 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

                    15.  SUBORDINATION, ATTORNMENT AND SALE
                         ----------------------------------

     15.1.  Subordination To Mortgage.  This Lease, and any sublease entered
            -------------------------
into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon the Building, the Property, or both, and the rights of any assignee of Landlord or of any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance upon the Property prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be, and if Tenant fails to do so within ten (10) days after demand from Landlord, Tenant constitutes and appoints Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead to do so. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for.

     15.2.  Sale Of Landlord's Interest.  Upon sale, transfer or assignment of
            ---------------------------
Landlord's entire interest in the Building and Property, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment.

     15.3.  Estoppel Certificates.  Tenant shall at any time and from time to
            ---------------------
time, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate in writing stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification (ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that Landlord is not in default in the performance of any of its obligations under this Lease, that Tenant has given no notice of default to Landlord and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if Tenant alleges that any such default, notice or event has occurred, specifying the same in reasonable detail; and (iv) such other matters as may reasonably be requested by Landlord or any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or prospective purchaser of the Property. Any such certificate provided under this Section 15.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to Landlord, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Property or Premises, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to Tenant for execution.

     15.4.  Subordination to CC&Rs.  This Lease, and any permitted sublease
            ----------------------
entered into by Tenant under the provisions of this Lease, shall be subject and subordinate (a) to any declarations of covenants, conditions and restrictions affecting the Property from time to time, provided that the terms of such declarations are reasonable and do not discriminate against Tenant relative to other similarly situated tenants occupying portions of the Property, and (b) to the Declaration of Covenants, Conditions and Restrictions dated June 20, 1979 and recorded on July 5, 1979 as Instrument No.79-130777, Alameda County Records, as amended from time to time (the "Master Declaration"), the provisions of which
                                   ------------------
Master Declaration are an integral part of this Lease. Tenant agrees to execute, upon request by Landlord, any documents reasonably required from time to time to evidence such subordination.

                                 16.  SECURITY
                                      --------

     16.1.  Deposit.  Concurrently with Tenant's execution of this Lease,
            -------
Tenant shall deposit with Landlord the sum of Fifty-Six Thousand Two Hundred Fifty Dollars ($56,250), which sum (the "Security Deposit") shall be held by
                                         ----------------
Landlord as security for the faithful performance of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of rental and other sums due hereunder, Landlord shall have the right, but shall not be required, to use, apply or retain all or any part of the Security Deposit for the payment of rental or any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep any deposit under this Section separate from

Landlord's general funds, and Tenant shall not be entitled to interest thereon. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant or, at Landlord's option, to the last assignee of Tenant's interest hereunder, at the expiration of the term of this Lease and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer all deposits then held by Landlord under this Section to Landlord's successor in interest, whereupon Tenant agrees to release Landlord from all liability for the return of such deposit or the accounting thereof.

                              17.  MISCELLANEOUS
                                   -------------

     17.1.  Notices.  All notices, consents, waivers and other communications
            -------
which this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when delivered personally (including delivery by private courier or express delivery service) or four (4) days after deposit in the United States mail, registered or certified mail, postage prepaid, addressed to the parties at their respective addresses as follows:

            To Tenant:        (until Commencement Date)

                              AllAdvantage.com
                              25954 Eden Landing Road
                              Hayward, CA  94545
                              Attn:  Jamin Seid


                              (after Commencement Date)


                              AllAdvantage.com
                              4010 Point Eden Way
                              Hayward, CA  94545
                              Attn:  Jamin Seid

            To Landlord:      Hayward Point Eden I Limited Partnership
                              c/o Britannia Developments, Inc.
                              1939 Harrison Street, Suite 715
                              Park Plaza Building
                              Oakland, CA  9461.2
                              Attn:  T. J. Bristow

            with copy to:     Folger Levin & Kahn LLP
                              Embarcadero Center West
                              275 Battery Street, 23rd Floor
                              San Francisco, CA  94111
                              Attn:  Donald E. Kelley, Jr.

or to such other address as may be contained in a notice at least fifteen (l5) days prior to the address change from either party to the other given pursuant to this Section. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord at

Landlord's address provided in this Section, or to such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.

     17.2.  Successors And Assigns.  The obligations of this Lease shall run
            ----------------------
with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the Property, said liability terminating upon termination of such ownership and passing to the successor lessor.

     17.3.  No Waiver.  The failure of Landlord to seek redress for violation,
            ---------
or to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

     17.4.  Severability.  If any provision of this Lease or the application
            ------------
thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.

     17.5.  Litigation Between Parties.  In the event of any litigation or
            --------------------------
other dispute resolution proceedings between the parties hereto arising out of or in connection with this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants' fees and attorneys' fees, incurred in connection with such proceedings (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceedings. "Prevailing party" within the meaning of this Section shall
               ----------------
include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

     17.6.  Surrender.  A voluntary or other surrender of this Lease by
            ---------
Tenant, or a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies. This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.

     17.7.  Interpretation.  The provisions of this Lease shall be construed
            --------------
as a whole, according to their common meaning, and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.

     17.8.  Entire Agreement.  This written Lease, together with the exhibits
            ----------------
hereto, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Lease and the exhibits hereto. This Lease may be modified only by an agreement in writing signed by each of the parties.

     17.9.   Governing Law.  This Lease and all exhibits hereto shall be
             -------------
construed and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.

     17.10.  No Partnership.  The relationship between Landlord and Tenant is
             --------------
solely that of a lessor and lessee. Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant.

     17.11.  Financial Information.  From time to time Tenant shall promptly
             ---------------------
provide directly to prospective lenders and purchasers of the Property designated by Landlord such financial information pertaining to the financial status of Tenant as Landlord may reasonably request; provided, Tenant shall be
                                                     --------
permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information. In addition, from time to time, Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any person or entity without Tenant's prior written consent, except that Landlord shall be entitled to provide such information, subject to reasonable precautions to protect the confidential nature thereof, (i) to Landlord's partners and professional advisors, solely for use in connection with Landlord's execution and enforcement of this Lease, and (ii) to prospective lenders and/or purchasers of the Property, solely for use in connection with their bona fide consideration of a proposed financing or purchase of the Property, provided that such prospective lenders and/or purchasers are not
          ---------
engaged in businesses directly competitive with the business then being conducted by Tenant. For purposes of this Section, without limiting the generality of the obligations provided herein, it shall be deemed reasonable for Landlord to request copies of Tenant's most recent audited annual financial statements, or, if audited statements have not been prepared, unaudited financial statements for Tenant's most recent fiscal year, accompanied by a certificate of Tenant's chief financial officer that such financial statements fairly present Tenant's financial condition as of the date(s) indicated.

          Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial status and the need of Landlord to be informed of, and to provide to its partners and to prospective lenders and purchasers of the Property financial information pertaining to, Tenant's financial status. Landlord and Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section.

     17.12.  Costs.  If Tenant requests the consent of Landlord under any
             -----
provision of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment or subletting of the Premises, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys' fees.

     17.13.  Time.  Time is of the essence of this Lease, and of every term and
             ----
condition hereof.

     17.14.  Rules And Regulations.  Tenant shall observe, comply with and
             ---------------------
obey, and shall cause its employees, agents and, to the best of Tenant's ability, invitees to observe, comply with and obey such rules and regulations as Landlord may promulgate from time to time for the safety, care, cleanliness, order and use of the Premises, the Building and the Property.

     17.15.  Brokers.  Landlord agrees to pay a brokerage commission to Cornish
             -------
& Carey Commercial in connection with the consummation of this Lease in accordance with a separate agreement. Tenant represents and warrants that no other broker participated in the consummation of this Lease and agrees to indemnify, defend and hold Landlord harmless against any liability, cost or expense, including, without limitation, reasonable attorneys' fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by Tenant with any other broker.

     17.16.  Memorandum Of Lease.  At any time during the term of this Lease,
             -------------------
either party, at its sole expense, shall be entitled to record a memorandum of this Lease and, if either party so elects, both parties agree to cooperate in the preparation, execution, acknowledgement and recordation of such document in reasonable form.

     17.17.  Corporate Authority.  The person signing this Lease on behalf of
             -------------------
Tenant warrants that he or she is fully authorized to do so and, by so doing, to bind Tenant.

     17.18.  Execution and Delivery.  Submission of this Lease for examination
             ----------------------
or signature by Tenant does not constitute an agreement or reservation of or option for lease of the Premises. This instrument shall not be effective or binding upon either party, as a lease or otherwise, until executed and delivered by both Landlord and Tenant. This Lease may be executed in one or more counterparts and by separate parties on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

     17.19.  Exercise of Option.  The effectiveness of this Lease is conditioned
             ------------------
on Tenant's proper exercise, on or before the effective date of this Lease, of its option to lease from Landlord premises it is currently subleasing from Worldcom, pursuant to that certain Option Agreement between Landlord and Tenant dated September ___, 1999.

          IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.

          "Landlord"                                "Tenant"

Hayward Point Eden I Limited                 AllAdvantage.com,
Partnership, a Delaware limited              a California corporation
partnership

By:  Britannia Developments, Inc.,
     a California corporation, Its           By: /S/ JAMIN SEID
                                                 --------------
     General Partner                             Its:  Director of Real Estate.

     By: /S/T.J. BRISTOW
         ---------------
         T.J. Bristow                        By:_______________________________
         President                              Its:___________________________

                               EXHIBITS
                               --------


                EXHIBIT A    Location of Premises

                EXHIBIT B    Real Property Description

                EXHIBIT C    Acknowledgement of Lease Commencement

                             LOCATION OF PREMISES
                             --------------------




                          [LOCATION OF PREMISES MAP]







                                   EXHIBIT A
                                   ---------

                           REAL PROPERTY DESCRIPTION
                           -------------------------


THE PROPERTY

Improved real property located in the City of Hayward, County of Alameda, State of California more particularly described as follows:

Lot 7, Tract 4019, filed June 28, 1979, Map Book 100, Pages 97, 98 and 99, Alameda County Records.

Subject to easements, restrictions and other matters of record affecting title.

THE CENTER

Improved real property located in the City of Hayward, County of Alameda, State of California, more particularly described as follows:

Lots 1,2,3,4,5 and 7, Tract 4019, filed June 28, 1979, Map Book 100, Pages 97,98 and 99, Alameda County Records.

Subject to easements, restrictions and other matters of record affecting title.


                                   EXHIBIT B
                                   ---------

                     ACKNOWLEDGEMENT OF LEASE COMMENCEMENT
                     -------------------------------------

     This Acknowledgement is executed as of January 11, 2000, by Hayward Point Eden I Limited Partnership, a Delaware limited partnership ("Landlord"), and
                                                             --------
AllAdvantage.com, a California corporation ("Tenant"), pursuant to Section 2.5
                                             ------
of the Lease dated December 22, 1999 between Landlord and Tenant (the "Lease")
                                                                       -----
covering premises located at 4010 Point Eden Road, Hayward, CA 94545 (the "Premises").
---------

     Landlord and Tenant hereby acknowledge and agrees as follows:

     1.  The Commencement Date under the Lease is January, 2000.

     2. The termination date under the Lease shall be December 31, 2000, subject to any applicable provisions of the Lease for extension or early termination thereof.

     3. The agreed square footage of the Premises, as built, is 45,000 square feet.

     4. Tenant accepts the Premises and acknowledges the satisfactory completion of all improvements therein (if any) required to be made by Landlord, subject only to any applicable "punch list" or similar procedures specifically provided under the Lease.

     EXECUTED as of the date first set forth above.


          "Landlord"                                  "Tenant"
Hayward Point Eden I Limited                AllAdvantage.com,
Partnership, a Delaware limited             a California corporation
partnership

By: Britannia Developments, Inc.,
a California corporation, Its               By:  /S/ JAMIN SEID
                                                 ---------------
General Partner                             Its: Director of Real Estate.

By: /S/ T.J. BRISTOW
    ----------------
    T.J. Bristow                            By:________________________________
    President                                  Its:____________________________



                                   EXHIBIT C
                                   ---------